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EXHIBIT 11 - STATEMENT RE COMPUTATION OF EARNINGS PER SHARE
(In thousands, except earnings per share amounts)


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
                                                 Quarter ended September 30,                     Nine months ended September 30,
                                                -----------------------------                   --------------------------------
                                                  1998                  1997                      1998                     1997
                                                -------               -------                   -------                  -------

Net income                                      $ 2,502               $ 1,272                   $ 5,841                  $ 3,587
                                                =======               =======                   =======                  =======
Weighted average shares outstanding:
     Basic                                      107,088                71,757                    98,199                   71,517
                                                =======               =======                   =======                  =======
     Diluted                                    108,206                72,329                    98,971                   71,908
                                                =======               =======                   =======                  =======
Earnings per common share - Basic               $ 23.36               $ 17.73                   $ 59.48                  $ 50.16
Effect of stock options                           (0.24)                (0.14)                    (0.47)                   (0.27)
                                                -------               -------                   -------                  -------
Earnings per common share - Diluted             $ 23.12               $ 17.59                   $ 59.01                  $ 49.88
                                                =======               =======                   =======                  =======
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